UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2005

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1000 Lucas Way, Hampton, VA 23666

(Address of principal executive offices) (Zip Code)

(757) 766-1500

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Measurement Specialties, Inc. announced on December 5, 2005 it has signed a definitive agreement to acquire the capital stock of ATEX, a sensor company based outside of Paris, France for 2.7 million euro. As part of the transaction, Measurement Specialties will be acquiring approximately 0.5 million euro cash on the balance sheet. The owners also have potential for an additional 1.6 million euro earn out tied to 3 year growth objectives. The transaction is expected to close early January, 2006.

Founded in 2000, ATEX specializes in providing vibration sensors to the Formula One racing market. For calendar 2005, ATEX has annual revenues of approximately 1.5 million euro, with customers predominantly in Europe.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Press Release of Measurement Specialties, Inc. dated December 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

Date: December 8, 2005

By:/s/ John P. Hopkins
John P. Hopkins
Chief Financial Officer
(authorized officer and principal financial officer)